THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-D

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04
OF THE POOLING AND SERVICING AGREEMENTS DATED MARCH 1, 1996
CUSIP #126691

                                                  Distribution Date     08/26/96

4.06(i) Reduction of the Stated Amount of
        Certificates                                  SINGLE            TOTAL
                                                    CERTIFICATE        AMOUNT
    Class A-1 Certificates.                RS5     $48.92866282    1,397,299.86
    Class A-2 Certificates.                RT3      $0.00000000            0.00
    Class A-3 Certificates.                RU0      $0.00000000            0.00
    Class A-4 Certificates.                RV8      $0.00000000            0.00
    Class A-5 Certificates.                RW6      $0.00000000            0.00
    Class A-6 Certificates.                RX4      $0.00000000            0.00
    Class A-7 Certificates.                RY2      $0.00000000            0.00
    Class A-8 Certificates.                RZ9      $1.10713193       12,453.02
    Class A-R Certificates.                SA3     $48.90000000            4.89
    Class X Certificates.                  SC9      $0.00000000            0.00
    Class B-1 Certificates.                SD7      $0.61450853        6,626.86
    Class B-2 Certificates.                SE5      $0.61450887        2,840.26
    Class B-3 Certificates.                SF2      $0.61450974        1,892.69
    Class B-4 Certificates.                N/A      $0.61450442          694.39
    Class B-5 Certificates.                N/A      $0.61450567          379.15
    Class B-6 Certificates.                N/A      $0.61450761          820.55

                         Total Amount                              1,423,011.67
    Aggregate amount of any Principal Prepayments                  1,300,643.76


4.06(ii)    Amount of distribution representing
            interest                       SINGLE                     TOTAL
                                           CERTIFICATE               AMOUNT
                Class A-1 Certificates.   $4.47522612               127,803.06
                Class A-2 Certificates.   $5.83333333               479,237.50
                Class A-3 Certificates.   $5.83333355                89,611.67
                Class A-4 Certificates.   $5.83333411                25,089.17
                Class A-5 Certificates.   $0.00000000                     0.00
                Class A-6 Certificates.   $5.83333322               175,583.33
                Class A-7 Certificates.   $5.83333362                68,156.67
                Class A-8 Certificates.   $5.80835437                65,332.37
                Class A-R Certificates.   $6.20000000                     0.62
                Class X Certificates.     $1.01186504               207,843.45
                Class B-1 Certificates.   $5.81946866                62,757.15
                Class B-2 Certificates.   $5.81946993                26,897.59
                Class B-3 Certificates.   $5.81946753                17,923.96
                Class B-4 Certificates.   $5.81946903                 6,576.00
                Class B-5 Certificates.   $5.81946515                 3,590.61
                Class B-6 Certificates.   $5.81947060                 7,770.72

                           Total Amount                           1,364,173.87

4.06(iii)   Amount of interest shortfall                                  0.00


4.06(iv)    Stated Amount of Certificates
            after this Distribution
                           ORIGINAL              SINGLE         TOTAL
                           BALANCE            CERTIFICATE       AMOUNT
  Class A-1 Certificates.  28,557,900.00    $718.25298079   $20,511,796.80
  Class A-2 Certificates.  82,155,000.00  $1,000.00000000   $82,155,000.00
  Class A-3 Certificates.  15,362,000.00  $1,000.00000000   $15,362,000.00
  Class A-4 Certificates.   4,301,000.00  $1,000.00000000    $4,301,000.00
  Class A-5 Certificates.     430,000.00  $1,000.00000000      $430,000.00
  Class A-6 Certificates.  30,100,000.00  $1,000.00000000   $30,100,000.00
  Class A-7 Certificates.  11,684,000.00  $1,000.00000000   $11,684,000.00
  Class A-8 Certificates.  11,248,000.00    $994.61080992   $11,187,382.39
  Class A-R Certificates.         100.00    $718.30000000           $71.83
  Class X Certificates.   205,406,296.72    $960.21901348  $197,235,031.60
  Class B-1 Certificates.  10,784,000.00    $997.00875371   $10,751,742.40
  Class B-2 Certificates.   4,622,000.00    $997.00875379    $4,608,174.46
  Class B-3 Certificates.   3,080,000.00    $997.00875000    $3,070,786.95
  Class B-4 Certificates.   1,130,000.00    $997.00875221    $1,126,619.89
  Class B-5 Certificates.     617,000.00    $997.00875203      $615,154.40
  Class B-6 Certificates.   1,335,296.72    $997.00876222    $1,331,302.53

                                 Total                     $197,235,031.65

4.06(v)     The Pool Stated Principal Balance
            for the following Distribution Date               $197,235,031.65

4.06(vi)    Senior Percentage for this Distribution Date       89.0973827265%
            Subordinated Percentage for this Distribution Date 10.9026172735%

4.06(vii)    Amount of the Master Servicing Fees paid to
             or retained by the Master Servicer with               62,345.90
             respect to such Distribution Date


4.06(viii) Pass-Through Rate and for each Class of Certificates
                 Class A-1 Certificates.                 7.00000000%
                 Class A-2 Certificates.                 7.00000000%
                 Class A-3 Certificates.                 7.00000000%
                 Class A-4 Certificates.                 7.00000000%
                 Class A-5 Certificates.                         N/A
                 Class A-6 Certificates.                 7.00000000%
                 Class A-7 Certificates.                 7.00000000%
                 Class A-8 Certificates.                 7.00000000%
                 Class A-R Certificates.                 7.00000000%
                 Class X Certificates.                   1.25548473%
                 Class B-1 Certificates.                 7.00000000%
                 Class B-2 Certificates.                 7.00000000%
                 Class B-3 Certificates.                 7.00000000%
                 Class B-4 Certificates.                 7.00000000%
                 Class B-5 Certificates.                 7.00000000%
                 Class B-6 Certificates.                 7.00000000%

4.06(ix)     Amount of Advances included in the distribution
             on such Distribution Date                            43,139.09
             Aggregate amount of Advances outstanding
             as of the close of business on such                  61,636.66
             Distribution Date


4.06(x)  The number and aggregate principal amounts of Mortgage Loans delinquent
                       30 to 59 days                    16          3,526,264.32
                       60 to 89 days                     6          1,559,276.05
                          90 or more                     2            382,069.53

     The number and aggregate principal amounts of Mortgage Loans in foreclosure

                      In foreclosure                     0                 $0.00

4.06(xi)     Loan number and Stated Principal Balance of any Mortgage loan that became an REO
             Property during the preceding calendar month.                 $0.00

4.06(xiii)   Total number and principal balance of any REO
             Properties as of the close
             of business on the Determination Date preceding
             such Distribution Date.                                  $0.00

4.06(xiv)    Senior Prepayment Percentage                        100.0000000000%

4.06(xv)     Aggregate amount of Realized Losses incurred during the preceding
             calendar month.                                               $0.00
             Aggregate amount of Realized Losses through
             Distribution Date                                             $0.00

4.06(xvi)    Special Hazard Loss Coverage Amount                  394,470,063.20
             Required Fraud Loss Coverage                           6,099,827.00
             Current Bankruptcy Amount                                100,000.00